INDEPENDENT AUDITORS' CONSENT


As independent certified public accountants, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Sealife Corporation (formerly Integrated Enterprises, Inc.), which report appears in the Company's Form 10-KSB for the year ended May 31, 2002, and to all references to this firm included in such Registration Statement.

                                  /s/ TERANCE L. KELLEY
                                  -----------------------------------
                                  Certified Public Accountant
                                  3250 West Market Street, Suite 307
                                  Fairlawn, Ohio 44333 (330)
Date: December 31, 2002